UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2026

Mobile Global Esports Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41458	86-2684455
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

500 Post Road East, 2nd Floor

Westport, CT 06880

(Address of principal executive offices, including ZIP code)

(475) 666-8401

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MGAM	OTC Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2026, Mobile Global Esports Inc. (the “Company”) appointed Rodney Lewis as Chief Financial Officer of the Company, effective immediately. Mr. Lewis is a Certified Public Accountant with over 20 years of experience in financial management and accounting operations. He has served as Owner and Accountant of RL & Associates since 2011, providing tax preparation, financial advisory, and accounting services. Mr. Lewis holds a Master of Business Administration degree in Finance and a Bachelor of Science degree in Accounting from Governors State University.

In connection with Mr. Lewis's appointment, the Company entered into a Contractor’s Agreement with Mr. Lewis (the “Agreement”), providing for an indefinite term commencing on April 23, 2026, subject to termination by either party upon at least 14 days’ prior written notice. Pursuant to the Agreement, Mr. Lewis will receive an option to purchase 1,500,000 shares of common stock at an exercise price of $0.017, will have the opportunity to participate in any benefit plans established by the Company, and will be reimbursed for fees required to maintain his status as a certified public accountant and for reasonable expenses incurred for the benefit of the Company. The Agreement provides that the Company and its board of directors will indemnify, defend, and hold harmless Mr. Lewis against certain claims, liabilities, and expenses, subject to customary exceptions. The Agreement also contains customary confidentiality and non-disclosure provisions and is governed by the laws of the State of Connecticut.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Lewis is the first cousin of Marco Welch, Chairman of the Company. Except as set forth herein, there is no arrangement or understanding between Mr. Lewis and any other persons pursuant to which Mr. Lewis was appointed Chief Financial Officer of the Company. There are no related party transactions involving Mr. Lewis that are reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Contractor's Agreement, dated April 23, 2026, by and between Mobile Global Esports Inc. and Rodney Lewis.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobile Global Esports Inc.

Date: April 23, 2026	By:	/s/ Brett Rosin
Brett Rosin
Chief Executive Officer

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